Exhibit 28 (j) under Form N-1A

Exhibit 23 under Item 601/Reg. S-K

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Independent Registered Public Accounting Firm" in each Statement of Additional Information, each dated September 30, 2023, and each included in this Post-Effective Amendment No. 38 to the Registration Statement (Form N-1A, File No. 333-134468) of Federated Hermes MDT Series (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated September 25, 2023, with respect to the financial statements and financial highlights of Federated Hermes MDT All Cap Core Fund, Federated Hermes MDT Balanced Fund, Federated Hermes MDT Small Cap Core Fund and Federated Hermes MDT Small Cap Growth Fund (four of the portfolios constituting Federated Hermes MDT Series) included in the Annual Report to Shareholders (Form N-CSR) for the year ended July 31, 2023, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

September 25, 2023

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, each dated September 30, 2023, and each included in this Post-Effective Amendment No. 38 to the Registration Statement (Form N-1A, File No. 333-134468) of Federated Hermes MDT Series (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated September 26, 2023, with respect to the financial statements and financial highlights of Federated Hermes MDT Large Cap Growth Fund (one of the portfolios constituting Federated Hermes MDT Series) included in the Annual Report to Shareholders (Form N-CSR) for the year ended July 31, 2023, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

September 27, 2023